EXHIBIT 10.1

COMMITMENT INCREASE AMENDMENT TO CREDIT AGREEMENT

This Commitment Increase Amendment to Credit Agreement is dated as of July 28, 2010 (this “Amendment”) by and among USEC INC., a Delaware corporation, and UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (together, the “Borrowers”), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the Credit Agreement referenced below (the “Administrative Agent”), and NEW ALLIANCE BANK, a Connecticut state chartered bank, acting through its NewAlliance Commercial Finance operating division (the “New Lender”).

WHEREAS, the Borrowers are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of February 26, 2010 (the “Credit Agreement”) by and among the Borrowers, the Lenders party thereto, the Administrative Agent and the joint book managers, joint lead arrangers and other agents party thereto; and

WHEREAS, in accordance with Section 2.07(e) of the Credit Agreement, the Borrower has requested that the aggregate Commitments be increased by $25,000,000; and

WHEREAS, the New Lender has agreed to become a party to the Credit Agreement as a “Lender” with a Commitment of $25,000,000; and

WHEREAS, the Borrower, the New Lender and the Administrative Agent desire to enter into this Amendment, in accordance with the provisions of Sections 2.07(e) and (f) of the Credit Agreement, to effectuate the increase in the aggregate Commitments and to add the New Lender as a “Lender” under the Credit Agreement with a Commitment of $25,000,000.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration (including, without limitation, the payment by the Borrowers to the New Lender of such commitment fee as separately agreed to by the Borrowers, the New Lender and the Administrative Agent), the parties agree as follows:

1.           Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement, except to the extent such meanings are amended hereby.

2.           Effective as of the Commitment Increase Effective Date (as defined below):

(a)           the New Lender agrees (i) to be bound by the terms and provisions of the Credit Agreement, and (ii) to become a “Lender” for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $25,000,000;

(b)           the aggregate Commitments of the Lenders under the Credit Agreement shall be increased by $25,000,000 from $225,000,000 to $250,000,000.

(c)           the Applicable Percentages of the Lenders shall be adjusted to take into account the Commitment of the New Lender;

(d)           the revised Commitments and revised Applicable Percentages of all Lenders under the Credit Agreement shall be as set forth on revised Schedule 2.01 attached hereto, which revised Schedule 2.01 replaces in its entirety existing Schedule 2.01 to the Credit Agreement;

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(e)           all outstanding ABR Loans shall be reallocated among the Lenders in accordance with the Lenders’ respective revised Applicable Percentages; and

(f)           at the expiration of each applicable Interest Period in effect as of the Commitment Increase Effective Date, Eurodollar Loans shall be reallocated among the Lenders in accordance with the Lenders’ respective revised Applicable Percentages.

3.           The undersigned New Lender (a) represents and warrants that the New Lender has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Credit Agreement and to become a Lender under the Credit Agreement; (b) confirms that the New Lender has received a copy of the Credit Agreement, and has reviewed such other documents and information as the New Lender has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (c) agrees that the New Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as the New Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

4.           This Amendment shall be subject to the satisfaction of the following conditions:

(a)           The Administrative Agent shall have received counterparts of this Amendment duly executed by the New Lender and the Borrowers;

(b)           The New Lender shall have received from the Borrowers the commitment fee separately agreed to be paid by the Borrowers to the New Lender; and

(c)           The Administrative Agent shall have received a certificate from an authorized officer of the Borrowers certifying as to the matters set forth in Section 2.07(f) of the Credit Agreement.

This Amendment shall become effective on the date that the Administrative Agent determines in its discretion that each of the conditions described in this Section 4 has been satisfied (such date, the “Commitment Increase Effective Date”).  The Agent shall designate the Commitment Increase Effective Date on the signature page to this Amendment.

5.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  In accordance with Section 2.07(f) of the Credit Agreement, this Amendment shall only require the written signatures of the Administrative Agent, the Borrowers and the New Lender.  Upon execution and delivery of this Amendment by each of the Administrative Agent, the Borrowers and the New Lender, this Amendment shall be binding on each of the parties to the Credit Agreement as if each such party were a direct signatory to this Amendment.  This Amendment shall be deemed to constitute a “Financing Document” as such term is defined in the Credit Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Commitment Increase Amendment to Credit Agreement to be duly executed as of the date first set forth above.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,

By: /s/ Dan Bueno
Name: Dan Bueno
Title: Vice President

NEW LENDER:

NEW ALLIANCE BANK, a Connecticut state chartered bank, acting through its NewAlliance Commercial Finance operating division,

By: /s/ Andrew H. Mosure
Name: Andrew H. Mosure
Title: President

BORROWERS:

USEC, INC.

By: /s/ Stephen S. Greene
Name: Stephen S. Greene
Title: Vice President and Treasurer

UNITED STATES ENRICHMENT CORPORATION

By: /s/ Stephen S. Greene
Name: Stephen S. Greene
Title: Vice President and Treasurer

Commitment Increase Effective Date:  July 28, 2010

[Signature Page to Commitment Increase Amendment to Credit Agreement]
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SCHEDULE 2.01
as of July 28, 2010
Commitments

LENDER NAME	EXISTING COMMITMENT	EXISTING APPLICABLE PERCENTAGE	REVISED COMMITMENT	REVISED APPLICABLE PERCENTAGE
JPMorgan Chase Bank, N.A.	$75,000,000	33.333333%	$75,000,000	30.000000%
Wachovia Capital Finance Corporation (New England)	$75,000,000	33.333333%	$75,000,000	30.000000%
UBS Loan Finance LLC	$50,000,000	22.222222%	$50,000,000	20.000000%
GMAC Commercial Finance, LLC	$25,000,000	11.111111%	$25,000,000	10.000000%
New Alliance Bank	$0	0.000000%	$25,000,000	10.000000%

Total	$225,000,000	100.0000000%	$250,000,000	100.0000000%

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